Exhibit 99.1

23andMe Appoints Three New Independent Directors to Board

SUNNYVALE, Calif., October 29, 2024 — 23andMe Holding Co. (Nasdaq: ME) (the “Company” or “23andMe”), a leading human genetics and preventive health company, today announced the appointments of Andre Fernandez, Jim Frankola, and Mark Jensen, three accomplished and experienced executives, as independent members of the Company’s Board of Directors (the “Board”), effective on October 28, 2024. Each of Mr. Fernandez, Mr. Frankola, and Mr. Jensen have been appointed to serve as members of the Board’s Audit Committee and Compensation Committee, with Mr. Fernandez serving as the Chair of the Audit Committee and Mr. Jensen serving as the Chair of the Compensation Committee. In addition, Mr. Jensen has been appointed to serve as the Board’s Lead Independent Director.

The Board will now consist of the three new independent directors and Anne Wojcicki, the Company’s Chief Executive Officer, Co-Founder, and Chair of the Board.

“The new independent directors look forward to working closely with Anne Wojcicki and the Company’s management team to best position 23andMe for the future,” said Mr. Jensen. “23andMe has a great brand, and the Company remains firmly committed to its mission of helping people access, understand and benefit from the human genome. We are ready to dig in and act with urgency to get the Company on a path for long-term success.”

Ms. Wojcicki added, “I am excited to welcome these three experienced directors to the 23andMe Board, and looking forward to working with them.”

Mr. Jensen has substantial financial and corporate governance experience, having served as an advisor and board member in various companies in the technology sector. Prior to his retirement in 2012, Mr. Jensen was an executive at Deloitte & Touche LLP (“Deloitte”), where he served as U.S. Managing Partner-Audit and Enterprise Risk Services, Technology Industry and U.S. Managing Partner-Venture Capital Services Group. Before Deloitte, Mr. Jensen was the Chief Financial Officer at Redleaf Group, as well as an executive at the accounting firm Arthur Andersen LLP, where he was the Managing Partner of the Silicon Valley Office and led the company’s Global Technology Industry Practice. Mr. Jensen currently serves on the Board of Directors and Chair of the Audit Committee of Lattice Semiconductor Corporation (Nasdaq: LSCC).

Mr. Fernandez, a seasoned executive with extensive cross-industry leadership experience, most recently served as the Chief Financial Officer of WeWork, Inc. Prior to joining WeWork, Inc., he was the Executive Vice President and Chief Financial Officer of NCR Corporation, a global enterprise technology provider of digital commerce solutions for financial institutions, retail stores, and restaurants, and the President and Chief Executive Officer of CBS Radio Inc. Mr. Fernandez currently serves on the Board of Directors and the Audit Committee of Cardlytics, Inc. (Nasdaq: CDLX).

A practiced leader and advisor in the technology space, Mr. Frankola most recently served as the Chief Financial Officer and a strategic advisor to Cloudera, Inc., an enterprise data cloud company. Prior to Cloudera, Inc., Mr. Frankola was the Chief Financial Officer of Yodlee, Inc., a data aggregation and analytics platform, and Ariba, Inc., a leading procurement and supply chain management technology provider. He currently serves on the Board of Directors and Chair of the Audit Committee of Ansys, Inc. (Nasdaq: ANSS) and on the Board of Directors and the Audit Committee of Skillsoft Corp. (NYSE: SKIL). Additionally, Mr. Frankola is an advisor to the artificial intelligence companies Vectara and Narada.

About 23andMe

23andMe is a genetics-led consumer healthcare and biopharmaceutical company empowering a healthier future. For more information, please visit www.23andMe.com.

Contact

press@23andme.com

investors@23andme.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.